EXHIBIT 10.2
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Augusta Division
World Color
4301 Evans to Lock
Evans, Georgia 30809

PO# A-640157

To:
NDC Automation,Inc.
3101 Latrobe Drive
Charlotte, NC 28211

Requisition date: 10/12/99
Account #: 92-704
Job#: Par# 0050

Descripsion:
Install Laser Guided vehicle System per proposal# 9909-007 with proposal9909-007 Rev.A. Item#1.
This is to include all vehicles, computer controls, pick up stations and wiring. Not to exceed $500,000

World 2000 Par#0050
BC#23

Approved by: /s/ Charles Brown